Exhibit 99.1

Contact:
Patriot National Bank
900 Bedford Street
Stamford, CT 06901
Charles F. Howell
President and CEO
Robert F. O’Connell
SEVP & CFO
(203) 324-7500
FOR IMMEDIATE RELEASE

PATRIOT NATIONAL BANCORP, INC. ANNOUNCES RECEIPT OF ALL REGULATORY APPROVALS FOR INVESTMENT BY PNBK HOLDINGS LLC

STAMFORD, CONNECTICUT, OCTOBER 1, 2010 – Patriot National Bancorp, Inc. (NASDAQ:PNBK), parent of Patriot National Bank, today announced the receipt of all required approvals from the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency to complete the issuance and sale by the Company of shares to PNBK Holdings LLC (“Holdings”) pursuant to the Securities Purchase Agreement entered into in December 2009.  As a result of the mandatory 15-day waiting period following Federal Reserve approval, the parties anticipate completing the Holdings investment on October 15, 2010.

“We are pleased that Patriot’s regulators have approved Holdings’ investment in Patriot,” said Angelo De Caro, Chairman of Patriot.

“With all regulatory approvals now in hand, we are in a position to expeditiously bring this transaction to successful completion,” said Mr. Michael Carrazza of Holdings.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  In addition, we set forth certain risks in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and Quarterly Reports on 10-Q filed thereafter, which could cause actual results to differ from those projected.  We undertake no obligation to update such forward-looking statements except as required by law.